UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 2, 2010

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 2 and 4 through 8 are not applicable and are therefore omitted.

ITEM 3.02              UNREGISTERED SALES OF EQUITY SECURITIES

On July 2, 2010, Heron Lake BioEnergy, LLC (the “Company”) and Project Viking, L.L.C. (“Project Viking”) entered into a subscription agreement, a copy of which is attached hereto as Exhibit 10.1.  Under the subscription agreement, Project Viking purchased from the Company and the Company sold to Project Viking 3,103,449 of its Class A units at a price per unit of $1.45 for total gross proceeds to the Company of $4,500,001.05.  The Company agreed that $1.45 per unit will be the price per unit for any additional equity raised in any member offering commenced on or before December 31, 2010.  Additionally, the Company and Project Viking agreed that, upon written request of Project Viking, the Company will allow ICM, Inc. to operate the Company’s ethanol plant alongside the Company’s employees and to train the Company’s employees during a five-business day training period at no cost to the Company, subject to certain conditions and limitations.

The purchase price for the Class A Units was paid on July 2, 2010, and the Class A units were issued to Project Viking effective July 2, 2010.  All proceeds from the sale of the units to Project Viking were used to reduce the principal balance of the Company’s revolving line of credit note with AgStar Financial Services, PCA.

The offer and sale of the units to Project Viking was a transaction not registered under the Securities Act of 1933, as amended. Other than agreements with respect to the subscription agreement, there are no other agreements between the Company and Project Viking except the Member Control Agreement and other agreements applicable to members of the Company generally.  Under the Member Control Agreement, Project Viking enjoys certain appointment rights to the Company’s Board of Governors as a result of the number of Class A Units it owns.

Based on the manner of sale of the units and representations of Project Viking, which represented that it is an accredited investor and a resident of the State of Minnesota, the Company believes that the offer and sale of the units were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) because (1) the offer and sale of the units was a transaction by the Company not involving any public offering within the meaning of Section 4(2) of the Act, by virtue of Regulation D promulgated thereunder or (2) the units were part of an issue offered and sold only to a person resident within the State of Minnesota, where the Company is a person resident and doing business within the State of Minnesota within the meaning of Section 3(a)(11) of the Act.

The foregoing summary of the Subscription Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Subscription Agreement, which is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 1.01.

ITEM 3.03              MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

In light of the transactions and agreements the Company entered into on July 2, 2010, the Board of Governors is considering a variety of alternative strategies in its ongoing efforts to strengthen the Company’s balance sheet and business and to maximize shareholder value.  One of the strategies under consideration is a member offering of the Company’s class A units at a price of $1.45 per unit on or before December 31, 2010 to raise additional equity capital from the members.  As a result of the foregoing, the Board of Governors of the Company determined to suspend approvals of any transfers of units effective July 2, 2010, provided that related-party transfers without consideration will still be considered.  This suspension was approved by the Board pursuant to its authority under the Company’s Member Control Agreement.  Under the Company’s Member Control Agreement, no transfers of units may be made without approval of the Board of Governors.  Concurrently with the suspension of approvals, the Company has removed all postings on the unit bulletin board.  The Board will consider lifting the suspension on sales of units when it has determined a course of action on the strategies under consideration and information regarding the course of action has been communicated to members as required by law, and when otherwise reasonably believed to be in the best interests of the Company.

On July 9, 2010, the Company mailed a letter to its members advising them of the suspension of approvals of transfers of units and the other events occurring on July 2, 2010.  The letter is attached to this Form 8-K as Exhibit 99.1.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
10.1	Subscription Agreement dated July 2, 2010 by Heron Lake BioEnergy, LLC and Project Viking, L.L.C.

99.1	Letter from Heron Lake BioEnergy, LLC to its members mailed on July 9, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERON LAKE BIOENERGY, LLC

By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date:       July 9, 2010